UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2023 (March 30, 2023)

Glatfelter Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 885-2555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2023, Glatfelter Corporation (“Parent”), entered into the Second Amendment to Fourth Amended and Restated Credit Agreement (the “Second Amendment” and the “Amended Revolving Credit Agreement”), by and among Parent, Glatfelter Gatineau Ltée, Glatfelter Luxembourg S.à r.l., Glatfelter Gernsbach GmbH, Glatfelter Lydney, Ltd., and Glatfelter Malta Limited, as Borrowers (“Borrowers”), certain subsidiaries of Parent, as guarantors, PNC Bank, National Association, as Administrative Agent, and the lenders party thereto, providing for a senior secured revolving loan facility of up to $250,000,000.00 (the “Amended Revolving Loan Facility”), the proceeds of which will be used by Parent and its subsidiaries (a) for working capital and general corporate purposes and (b) to pay fees, costs and expenses associated with the transactions contemplated by the Amended Revolving Loan Facility. The Amended Revolving Loan Facility will mature on September 2, 2026 and be guaranteed on a joint and several basis by (i) Parent and certain of its existing and future domestic subsidiaries organized under the laws of the United States and Canada (collectively, the “Domestic Guarantors”) and (ii) certain existing foreign subsidiaries and all future foreign subsidiaries of Parent that provide a guaranty under the Term Loan Credit Agreement (defined below) (the “Foreign Guarantors”), in each case subject to customary exceptions and limitations. The collateral for the Amended Revolving Loan Facility includes, without limitation (but subject to certain exceptions and limitations set forth in the loan documentation): (a) a first priority security interest in substantially all tangible and intangible assets of the Parent and Domestic Guarantors; (b) a second priority security interest in substantially all tangible and intangible assets of the Borrowers (other than the Parent) and the Foreign Guarantors; (c) a first priority pledge in the equity interests of each present and future, direct or indirect subsidiary of the Parent held by Parent or a Domestic Loan Party; and (d) a second priority pledge in the equity interests of each present and future, direct or indirect subsidiary of the Parent held by a Foreign Guarantor. The Amended Revolving Loan Facility bears interest at a rate based on, for loans denominated in U.S. dollars, Term SOFR; for loans denominated in British pounds sterling, SONIA; for loans denominated in Canadian dollars, CDOR; and for loans denominated in euros, EURIBOR; plus a spread determined by the Secured Leverage Ratio as set forth below:

Secured Leverage Ratio Level	Term SOFR Rate Loan Spread / Euro- Rate Spread / EURIBOR Rate Spread / Letter of Credit Fee
< 1.50 to 1.00	350.0
< 2.50 to 1.00 but ≥ 1.50 to 1.00	400.0
< 3.50 to 1.00 but ≥ 2.50 to 1.00	450.0
≥ 3.50 to 1.00	500.0

The Amended Revolving Credit Agreement includes customary prepayment events and financial and negative covenants and other representations, covenants, and events of default substantially consistent with the existing revolver. The foregoing reference to the Second Amendment, including the Amended Revolving Credit Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, including the Amended Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On March 30, 2023, Glatfelter Corporation, (“Parent”), entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”), by and among Parent, Glatfelter Luxembourg S.à r.l. (“Borrower”), certain subsidiaries of Parent, as guarantors, Alter Domus (US), LLC, as Administrative Agent and the lenders party thereto, providing for a senior secured term loan facility of up to €250,000,000.00 (the “Term Loan Facility”), the proceeds of which will be used (a) to refinance that certain term loan facility outstanding pursuant to the Fourth Amended and Restated Credit Agreement, dated as of September 2, 2021 and certain other indebtedness; (b) for general corporate purposes, including financing working capital and permitted acquisitions; and (c) to pay fees, costs and expenses associated with the transactions contemplated by the Term Loan Facility. The Term Loan Facility has a six-year term and is guaranteed on a joint and several basis by (i) the Domestic Guarantors; and (ii) all existing foreign subsidiaries and all future foreign subsidiaries that are material subsidiaries of Parent organized under the laws of Germany, Luxembourg, England & Wales, Scotland and Northern Ireland, Malta and Switzerland; and (iii) any other material subsidiary incorporated in a foreign security jurisdiction (the entities referred to in (ii) and (iii) directly above, the “Foreign Guarantors”), in each case subject to customary exceptions and limitations. The collateral for the Term Loan Facility includes, without limitation (but subject to customary exceptions and limitations): (a) a first priority security interest in substantially all tangible and intangible assets of the Borrower and the Foreign Guarantors and certain other specified collateral; (b) a second priority security interest in substantially all tangible and intangible assets of the Domestic Guarantors; (c) a first priority pledge in the equity interests of each present and future, direct or indirect subsidiary of the Parent held by a Foreign Loan Party; and (d) a second priority pledge in the equity interests of each present and future, direct or indirect subsidiary of the Parent held by a Domestic Guarantor. The Term Loan Facility bears interest at a fixed rate per annum equal to 11.25%; provided that, at the Borrower’s election, from the closing date to the second anniversary of the closing date, 5.00% of the interest rate may be payable in kind by capitalizing such interest and increasing the outstanding principal amount of the terms loans. Prepayments on the applicable term loans will be subject to prepayment premiums as follows: (x) for the first eighteen (18) months following the closing date, at a customary “make-whole” premium, (y) months 19 to 36, a premium of 5.5%, months 37-48, a premium of 2.75%, and (z) thereafter, at par, subject to certain exceptions. The Term Loan Credit Agreement includes customary prepayment events and financial and negative covenants and other representations, covenants, and events of default.

The foregoing reference to the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

10.1	Second Amendment, dated as of March 30, 2023, by and among Glatfelter Corporation, the Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association.

10.2	Term Loan Credit Agreement, dated as of March 30, 2023, by and among Glatfelter Corporation, Glatfelter Luxembourg S.À R.L, the guarantors party thereto, the lenders party thereto, and Alter Domus (US) LLC.

10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

March 31, 2023	By:	/s/ Jill L. Urey
		Name:	Jill L. Urey
		Title:	Vice President, Chief Legal & Compliance Officer & Corporate Secretary

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